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                                                                    EXHIBIT 23.3

                           [Letterhead of Tanner+Co.]





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We consent to the incorporation by reference in this Registration Statement on Form S-4 dated April 5, 2001 of PLATO Learning, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, which Registration Statement incorporates by reference the Registration Statement on Form S-4 (No. 333-56020), as amended, of PLATO Learning, Inc., of our report dated March 24, 2000 (except for notes 16 and 20 which are dated April 14, 2000) on our audits of the consolidated financial statements of Wasatch Interactive Learning Corporation for the years ended February 28, 1999 and February 29, 2000. We also consent to the reference to our Firm under the captions "Experts," "Wasatch Summary Selected Financial Data" and "Wasatch Selected Historical Financial Data" in the Prospectus, which is a part of Registration Statement No. 333-56020.



                                                        /s/ Tanner + Co.










Salt Lake City, Utah
April 5, 2001